Exhibit 10.2

RESEARCH AGREEMENT

Between

AVRA Medical Robotics, Inc.

And

UNIVERSITY OF CENTRAL FLORIDA

12201 Research Parkway, Suite 501, Orlando, FL 32826-3246

This research agreement (“Agreement”) is made and entered into by and between AVRA Medical Robotics, lnc. (“Company”) and The University of Central Florida Board of Trustees (“UCF”), (individually, “Party”, or collectively, “Parties”).

The terms of this Agreement are intended to provide the administrative framework for the Parties cooperating in the performance of this project as outlined in Appendix A. UCF’s sole obligations under this Agreement are set forth in the terms and conditions of this Agreement.

1.	STATEMENT OF WORK

UCF shall make all reasonable efforts to conduct its work under this Agreement as outlined in the Statement of Work (“SOW”), set forth in Appendix A and incorporated herein by reference.

2.	TERM

This Agreement is effective for the period beginning May 1, 2016 (“Effective Date”) and shall not extend beyond April 30, 2017 unless extended by written modification of this Agreement.

3.	FINANCIAL SUPPORT

This is a fixed price Agreement in the amount of $163,307 U.S. for the project and $43,548 for the assignment of intellectual property rights as outlined in Article 9 and Appendix D for a total of $206,855 (the “Fixed Price”) and shall not be modified unless agreed upon by both Parties in writing. Serially numbered invoices along with deliverables shall be sent in accordance with Appendix A and the Payment Schedule below.

Invoices shall be submitted to:

Name: Barry Cohen

Address: AVRA Medical Robotics, Inc.

Address: 1600 S.E 15th Street

City, State Zip: Ft. Lauderdale, FL 33316

Upon receipt of invoice(s), payment shall be made to the University of Central Florida and remitted to the following address:

University of Central Florida

Contracts & Grants Payment

PO Box 160118

Orlando, FL 32816-0118

PAYMENT SCHEDULE

Payment Due Date	Amount	Deliverable
30 Days upon receipt	$43,548	Invoice for IP assignment
30 Days upon receipt	$40,827	Invoice for payment
08/1/2016	$40,827	Quarterly Development Report
11/1/2016	$40,827	Quarterly Development Report
02/1/2017	$40,826	Quarterly Development Report
TOTAL	$206,855

4.	ADMINISTRATIVE CONSIDERATION

The policies of UCF concerning salaries and fringe benefits are to apply.

5.	ADMINISTRATIVE PERSONNEL

University of Central Florida

Technical Contact: Barry Cohen	Technical Contact: Zhihua Qu
Company Name: AVRA Medical Robotics, Inc.	University of Central Florida
Address: 1600 S.E. 15th St.	Department: Computer Science 4000 Central Florida Boulevard
City, State, Zip: Ft. Lauderdale, FL 33316	Orlando, FL 32816
Phone: 954-478-1410	Phone : 407-823-5976
Fax :	Fax :
Email: bcohen@avramedicalrobotics.com	Email: qu@ucf.edu

Contractual Contact : Barry Cohen	Contractual Contact : Ginny Pellam
Company Name AVRA Medical Robotics, Inc.	University of Central Florida
Address: 1600 S.E. 15th St.	Office of Research & Commercialization 12201 Research Parkway, Suite 501
City, State, Zip: Ft. Lauderdale, FL 33316	Orlando, FL 32826-3246
Phone: 954-478-1410	Phone: 407-823-3285
Fax : _	Fax :
Email: bcohen@avramedicalrobotics.com	Email : Ginny.Pellam@ucf.edu

Intellectual Property: Andrea Adkins
Email: Andrea.Adkins@ucf.edu
Phone: 407-823-0138

6.	AUDIT

All costs incurred in the performance of this Agreement will be subject to audit by any cognizant audit agency.

7.	EQUIPMENT AND PROPRIETARY MATERIALS

UCF will be accountable for and hold title to all equipment purchased under this Agreement and will be responsible for employing it for the overall purpose of the project. UCF agrees to maintain sufficient records to enable Company to fulfill its accountability. Each Party will be accountable for and keep title to all equipment it owns and utilizes under this Agreement.

8.	PUBLICATION

Any research or research results generated in conjunction herewith shall be subject to unrestricted publication or dissemination provided that such publication or dissemination will not compromise patent rights or inadvertently divulge proprietary information of a Party.

9.	INTELLECTUAL PROPERTY

“Intellectual Property” means individually and collectively all inventions, improvements and/or discoveries, patentable or unpatentable, copyrightable or uncopyrightable, including but not limited to mask works, computer software, both object and source code, data, data bases and works of authorship.

Intellectual Property developed solely by Company shall be solely and exclusively owned by Company “Company Intellectual Property”. Intellectual Property developed solely by UCF in performance of the SOW shall be solely and exclusively owned by UCF “UCF Intellectual Property”. “Joint Intellectual Property” means any Intellectual Property developed jointly by Company and UCF under this Agreement. Joint Intellectual Property will be owned jointly by Company and UCF. Company and UCF agree that Company will have the following agreed to options concerning further dissemination and use of all Joint Intellectual Property under this Agreement:

A transfer of ownership of UCF Intellectual Property and UCF’s interest in Joint Intellectual Property with pre-set terms which is fully described in Appendix D, Intellectual Property Option, which is attached hereto and incorporated herein.

UCF will promptly disclose Intellectual Property received by UCF’s Office of Technology Transfer to Company’s contractual or intellectual property representative as shown in Article 5. Such disclosure will be made by UCF to Company under the provisions of Article 12 - Confidential Information. Company has ninety (90) days from the receipt of the Intellectual Property disclosure to request UCF assign ownership to Company. If Company elects not to request assignment of Intellectual Property from UCF, UCF shall be free to act in accordance to its own policies for intellectual property protection and licensing without any further obligations to Company.

UCF retains an irrevocable, world-wide, royalty-free, non-exclusive right and license to use the UCF Intellectual Property for teaching, research, and educational purposes, subject to the confidentiality obligations herein. UCF shall have the right to sublicense its rights under this section to one or more non- profit academic institutions, subject to the confidentiality obligations herein.

“Background Intellectual Property” means Intellectual Property which was in existence prior to the Effective Date of this Agreement, or which is created or developed by a Party outside the course of the SOW. The Parties agree that Background Intellectual Property of Company and UCF is their separate property, respectively, and is not affected by this Agreement. Neither Party shall acquire any claims to or rights in the Background Intellectual Property of the other Party by this Agreement or performance hereunder.

Nothing in this Agreement shall circumvent or restrict either Party’s pre-existing obligations with the United States government pertaining to any kind of Intellectual Property, including but not limited to such pre-existing obligations contained in grants, contracts and other types of agreements or arrangements between either Party and the U.S. government. These obligations may include granting licenses to the U.S. government for certain Intellectual Property which is being developed.

Notwithstanding any provision to the contrary in this Agreement, UCF shall retain the right to practice any Intellectual Property developed hereunder for its own academic, non-commercial research and teaching purposes.

10.	EXPORT CONTROL

Each Party acknowledges that it is subject to and agrees to abide by the United States laws and regulations controlling the export or transfer of information, technical data, software, items, materials, mockups/prototypes, biological materials and other items, (including the Arms Export control Act (“AECA”), as amended, an enumerated in the International Traffic Arms Regulations (“ITAR”) 22 CFR Parts 123 - 130, and the Export Administration Act (“EAA”) of 1979 enumerated in the Export Administration Regulations (“EAR”) 15 CFR Parts 300 - 799). The transfer of such items and technical data may require a license from the cognizant agency of the U.S. Government or written assurances by Company that it shall not export such items to certain foreign countries and/or foreign persons without prior approval of the cognizant agency. UCF neither represents that a license is or is not required or that, if required, it shall be issued.

11.	ASSUMPTION OF RISK

Each Party assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of that Party and its officers, employees, servants, and agents thereof while acting within the scope of their employment. UCF warrants and represents that it is self-funded for liability insurance, both public and property, with said protection being applicable to officers, employees, servants, and agents while acting within the scope of their employment by UCF. Company and UCF further agree that nothing contained herein shall be construed or interpreted as (1) denying to either Party any remedy or defense available to such Party under the laws of the State of Florida: (2) the consent of the State of Florida or its agents and agencies to be sued; or (3) a waiver of sovereign immunity of the State of Florida beyond the waiver provided in Section 768.28, Florida Statutes.

12.	CONFIDENTIAL INFORMATION

The Parties have executed a Confidential Disclosure Agreement with an Effective Date of May 13, 2016 which is incorporated herein by reference and attached as Appendix C, including all associated modifications.

13.	REPORTING REQUIREMENTS

UCF shall render to the Company technical progress reports in accordance with Appendix A.

14.	NO WARRANTIES

UCF, AS A NON-PROFIT EDUCATIONAL INSTITUTION, PERFORMS RESEARCH AND RELATED SERVICES ON A BEST EFFORT BASIS. UCF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED WITH REGARD TO THE RESEARCH, INTELLECTUAL PROPERTY, AND/OR PROPRIETARY MATERIALS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT COMPANY’S USE OF THE RESEARCH DELIVERABLES OR INTELLECTUAL PROPERTY WILL NOT INFRINGE ANY THIRD PARTY PATENT, COPYRIGHT, TRADEMARK, OR OTHER THIRD PARTY RIGHTS. UCF MAKES NO REPRESENTATION AS TO THE USEFULNESS OF RESEARCH DELIVERABLES, INTELLECTUAL PROPERTY, OR PROPRIETARY MATERIALS. IF COMPANY CHOOSES TO EXPLOIT RESEARCH DELIVERABLES, INTELLECTUAL PROPERTY, OR PROPRIETARY MATERIALS IN ANY MANNER WHATSOEVER, IT DOES SO AT ITS OWN RISK.

15.	FORCE MAJEURE

Except as otherwise provided herein, neither Party shall be obligated to perform, and neither Party shall be deemed to be in default of its performance, if prevented by: (a) fire, earthquake, hurricane, wind, flood, act of God, riot, or civil commotion or (b) any law, ordinance, rule, regulation, or order of any public or military authority stemming from the existence of economic or energy controls, hostilities, war, terrorism or governmental law and regulation, or (c) labor dispute which results in a strike or work stoppage affecting the performance under this Agreement.

16.	GOVERNING LAW

This Agreement is governed and construed in accordance with the laws of the State of Florida without regard to its conflict of laws provisions. The Parties shall bring any action in connection with this Agreement in courts of competent jurisdiction in Orange County, Florida. The Parties specifically waive the right to any other jurisdiction and venue, and the defense based on inconvenient forum.

17.	LIMITATION OF DAMAGES

In no event will UCF be responsible for any direct, indirect, incidental damages, consequential damages, exemplary damages of any kind, lost goodwill, lost profits, lost business and/or any indirect economic damages whatsoever regardless of whether such damages arise from claims based upon contract, negligence, tort (including strict liability or other legal theory), a breach of any warranty or term of this Agreement, and regardless of whether a Party was advised or had reason to know of the possibility of incurring such damages in advance.

18.	NON-USE OF NAMES

Neither Party may use each other’s name or trademarks in any promotion, statement, advertisement, press release or communications to the general public or any third party without each other’s express written consent. Any proposed public statement, advertisement, press release or communications by either Party shall be submitted to the other Party for its review and written approval at least thirty (30) days prior to the planned dissemination or publication, unless otherwise required. However, nothing shall prohibit either Party from complying with Florida Statute 1004.22(2) regarding sponsored research activities.

19.	NO ASSIGNMENT

Neither Party may assign or transfer its rights and remedies nor transfer its obligations or subcontract for any of the services to be performed under this Agreement, in whole or part, without the prior written consent of the other Party. This Agreement is binding upon the Parties and their permitted successors and assigns.

20.	INDEPENDENT CONTRACTOR

In the performance of all services under this Agreement, each Party shall be deemed to be, and shall be, an independent contractor. This Agreement shall not be deemed to create any other form of employment relationship or business organization between the Parties. Neither Party is authorized or empowered to act as agent for the other for any purpose and shall not, on behalf of the other, enter into any contract, warranty or representation as to any matter. Neither Party shall be bound by the acts or conduct of the other.

21.	REMEDIES

The Parties understand and agree that a Party may suffer irreparable harm in the event of breach of any of the obligations under this Agreement and that monetary damages may be inadequate to compensate for such breach. Accordingly, the Parties agree that, in the event of a breach, or threatened breach by a Party, of any of the provisions of this Agreement a Party, in addition to any other available rights, remedies or damages, a Party shall be entitled to seek a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by the Party, or its employees, servants, agents and any and all persons directly or indirectly acting for the Party.

22.	TERMINATION

Either Party may terminate this Agreement for convenience upon thirty (30) days written notification to the other. In the event of termination, UCF will be reimbursed for all costs incurred and any non-cancelable obligations properly incurred through the date of termination.

Either Party may terminate this Agreement in the event of failure of the other Party to fulfill any of its obligations under this Agreement. Prior to termination, the terminating Party shall provide to the other Party written notification regarding the reason(s) for termination. If the Parties cannot reach an agreement within fourteen (14) calendar days from notice of termination on the corrective measures to be taken and the schedule for corrective action, the terminating Party may terminate this agreement by providing an additional fourteen (14) calendar days written notice to the other. Said notice shall specify the effective time and date of termination.

23.	MODIFICATIONS

Modifications to this Agreement may be made only in writing signed by authorized signatories of both Parties.

24.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be considered an original, but which together shall constitute but one and the same Agreement.

25.	WAIVER

No failure or delay by a Party hereto to insist on the strict performance of any term of this Agreement, or to exercise any right or remedy consequent to a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. No waiver of any breach hereunder shall affect or alter the remaining terms of this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

26.	SEVERABILITY

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby and shall remain in full force and effect.

27.	ENTIRE AGREEMENT

This Agreement consists of the following parts with the following order of precedence in the event of any conflict:

a.	Articles 1 - 27
b.	Appendix A:	Scope of Work & Deliverables
c.	Appendix B:	Budget
d.	Appendix C:	Confidential Disclosure Agreement
e.	Appendix D:	Intellectual Property Option

and constitutes the entire Agreement of the Parties with respect to the subject matter hereof. Any other understanding, purchase order, or agreement, whether written or oral, relating to the subject matter is hereby superseded.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement with the Effective Date shown herein:

AVRA MEDICAL ROBOTICS INC.		THE UNIVERSITY OF CENTRAL FLORIDA, BOARD OF TRUSTEES

/s/ Barry Cohen		/s/ Ginny Pellam
Name: Barry Cohen		Name: Ginny Pellam
Title:	CEO	Title:	Sr. Contract Manager
5/17/16		5/17/14
Date		Date

Approved as to Form and Legality
5-12-16

APPENDIX A: SCOPE OF WORK & DELIVERABLES

UCF and/or Company shall perform the work described in the attached page.

The following deliverable items are required:

Due Date	Deliverable
Activity Status Reports	Bi-weekly via email

August 1, 2016	Quarterly Development Report

November 1, 2016	Quarterly Development Report

February 1, 2017	Quarterly Development Report

May 30, 2017	Final Report

APPENDIX A: SCOPE OF WORK & DELIVERABLES

An Intelligent Medical Robotic Device

Statement of Work

Professors Zhihua Qu and Eytan Pollak

Department of Electrical and Computer Engineering

University of Central Florida

A white paper submitted through

Office of Research & Commercialization

University of Central Florida (UCF)

12201 Research Parkway, Ste. 501

Orlando, FL 32826-3246

December 10th, 2015

1.	Scope

AVRA Medical Robotics is currently engaged in the development of a prototype surgical robotic device supporting a minimal invasive surgical facial corrections. The prototype will be based on commercial technologies and capabilities to the greatest extent possible. To facilitate this development effort, AVRA is looking for experts with knowledge in navigation and control algorithms that can support the development and integration of such a prototype robotic medical device. Professors Zhihua Qu and Eytan Pollak (Visiting Research Professor) at UCF have extensive experience in sensing, control and integration of robotic devices. Drs. Zhihua Qu and Eytan Pollak together with UCF students under their supervision will provide support to AVRA for its development, integration and testing of the system outlined in section 3.

2.	Points of Contact / Period of Performance

Development of algorithms, subsequent integration, verification of functionality and final deliverables shall commence on January 1, 2016 and be completed by September 30, 2016. Subsequently, UCF shall have 3 months to pursue joint publication(s) and complete the prototype documentation. Thus, the period of performance (POP) for this effort shall be contract award through December 31 2016.

The points of contact (POC) for all efforts associated with this Statement of Work (SOW):

AVRA Technical POC

Barry Cohen

AVRA Medical Robotics Inc.

14th Floor, 555 Fifth Avenue, New York, NY 10017

954.478.1410

bcohen@avramedicalrobotics.com

UCF Technical POC

Zhihua Qu, Pegasus Professor & Chair

Department of Electrical and Computer Engineering

University of Central Florida

4000 Central Florida Blvd.

Orlando, Florida 32816-2450

407.823.5976 (Work)

qu@ucf.edu

AVRA Contract Office POC

Barry Cohen

AVRA Medical Robotics Inc.

14th Floor, 555 Fifth Avenue, New York, NY 10017

954.478.1410

bcohen@avramedicalrobotics.com

UCF Contract Office POC

Ginny Pellam

Senior Contract Manager

University of Central Florida

Office of Research and Commercialization

12201 Research Parkway, Suite 501

Orlando, FL 32826-3246

407-823-3285

Ginny.PeIlam@ucf.edu

3.	Requirements

UCF shall pursue the following tasks for the development of the surgical robotic device:

o	UCF will develop a design approach that shall be used for development of the surgical robotic device.
o	The design approach shall be documented and shall be provided to AVRA for review and approval.
o	UCF shall develop a simplified robotic system model that shall provide a framework for the development of the navigation and control algorithms.
o	UCF shall develop a prototype navigation and control software for the robotic medical device.
o	UCF shall integrate the necessary robotic subcomponents that shall be purchased by AVRA and deliver to UCF Medical Robotic Laboratory as describe in a top level block diagram in figure 1.
o	UCF shall conduct testing and verification of the robotic device at the UCF Medical Robotic Lab.
o	UCF shall develop a prototype software codes that navigate and control the medical robotic device.

4.	Budget and Deliverables

The budget for the performance period is

o	$163,307 from AVRA for the project cost.
o	$54,433 from Florida High Tech Council (which is 1:3 match). Note, funding from FHTC is not guarantee. A separate application will need to be submitted for consideration and is based on availability of funding.

The funding from AVRA will be used to support 1.0 graduate student who will be supervised to perform the aforementioned tasks. The FHTC matching funds, if approved, will be used to support 1.5 students. Since FHTC match is 33% of AVRA portion, AVRA will provide the funding so that the project total is $217,740. In addition, AVRA will provide $43,548 (20% of the total project cost as required by UCF regulation) for outright ownership of IP. Hence, the total cost for AVRA is $261,288.

Activity status reports, research report(s) and other documentation shall be provided by UCF to AVRA. AVRA and UCF will jointly agree on formats and delivery dates of the reports and documents.

o	Activity Status Reports shall be provided bi-weekly via email and contain short summary of accomplishments, and/or issues to overall tasks and schedule.
o	Development reports shall be provided quarterly and contain summary of prior-period accomplishments, future plans and estimate to complete defined tasks.
o	A Report shall be delivered and accepted by AVRA, at the conclusion of each phase.
o	A prototype software code that navigates and controls the medical robotic device.

5.	Final Acceptance

o	Final acceptance test of the navigation, controls and functionality of the robotic device shall be held at the UCF Medical Robotics Lab.
o	Robotic movement and functionality of multiple robotic profiles that agreed by AVRA and UCF shall be demonstrated.
o	UCF shall be responsible to correct any issues that are mutually agreed upon in a timely manner.
o	Results of the acceptance test will be documented as part of the final report.

APPENDIX B: PROGRAM BUDGET (Excludes IP Assignment fee)

Sponsor:	AVRA
Title:	An intelligent Medical Robotic Device
Dates:	05/1/2016-04/30/2017

	INDUSTRY
	Year 1	Total
A. Senior Personnel
Zhihua Qu - PI (1 cal month/year)	$24,858

Total Senior Personnel	$24,858	$24,858

B. Other Personnel
0 Post Doctoral Associates	$-	$-
0 Other Professionals (Technicians)	$-	$-
2 Graduate Students, PhD	$26,000	$26,000
0 Graduate Students, Masters	$-	$-
0 Undergraduate Students	$-	$-
0 Other	$-	$-
Total Other Personnel	$26,000	$26,000

Total Salaries and Wages (A+B)	$50,858	$50,858

C. Fringe Benefits
Faculty @ 28.95%	$7,196	$7,196
Post Doc @ 48.35%, 34.35%, 24.35%*	$-	$-
OPS @ 2.25%, 48.25%, 34.25%, 24.25%**	$-	$-
Students @ 0.65%, 54.30%***	$169	$169
Total Fringe Benefits	$7,365	$7,365

Total Salaries, Wages and Fringe Benefits	$58,223	$58,223

D. Equipment
See Equipment Tab	$-	$-
Total Equipment	$-	$-

E. Travel
Domestic (See Travel Tab)	$-	$-
Foreign (See Travel Tab)	$7,000	$7,000
Total Travel	$7,000	$7,000

F. Participant Support Costs
Stipends	$-	$-
Travel	$-	$-
Subsistence	$-	$-
Other	$-	$-
Total Participant Support Costs (0)	$-	$-

G. Other Direct Costs
Material and Supplies (See Supplies Tab)	$9,700	$9,700
Publication Costs/Documentation	$4,000	$4,000
Consultant Services - Dr. Poliak	$26,000	$26,000
Computer (ADPE) Services	$-	$-
Subcontract - NONE	$-	$-
2 Tuition	$10,119	$10,119
Total Other Costs	$49,819	$49,819

Total Direct Costs	$115,042	$115,042
Indirect Costs, Rate 46%, MTDC	$48,265	$48,265
Total Direct and Indirect Costs	$163,307	$163,307

APPENDIX C: CONFIDENTIAL DISCLOSURE AGREEMENT

This agreement (“Agreement”) is made effective May 13, 2016 (“Effective Date”) between The University of Central Florida Board of Trustees (“UCF”) and AVRA Medical Robotics, Inc. (“Company”), a Company of the State of Florida.

UCF shall be:	☐ a Disclosing Party ☒ a Receiving Party ☐ both

Company shall be:	☒ a Disclosing Party ☐ Receiving Party ☐ both

The scientific/technical representatives of the parties are:

UCF:

Dr. Zhihua Qu

Company:

Barry Cohen

In consideration of the Purpose, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Scope and Purpose

The Disclosing Party (“DP”) is in possession of information which DP considers confidential and in which DP has a proprietary interest (“Information”), which is generally described as:

UCF:

None

Company:

Prototype surgical robotic devices.

The Receiving Party (“RP”) wishes to receive disclosure of the Information from DP and agrees to hold that disclosure in confidence subject to the terms and conditions in this Agreement. DP is willing to make this disclosure to RP for the purpose(s) of:

To facilitate this development in navigation and control algorithms that will support the development and integration of a prototype robotic medical device.

(“Purpose”).

2. Protected Information

2.1 Information. The Information is a valuable asset of DP. DP has a proprietary right and interest in the Information. Information includes any confidential or proprietary information, knowledge, software, documents, drawings, sketches, models, designs, data, memoranda, tapes, records, material and/or know-how whatsoever, provided by DP.

2.2 Marking. All Information disclosed to RP in written form shall be clearly marked as confidential or proprietary by DP. All Information disclosed orally or in any other form shall be identified as confidential or proprietary by DP at the time of disclosure, summarized in a writing clearly marked as confidential or proprietary, and delivered to the RP within thirty (30) days of disclosure by DP.

3. Duties

3.1 Permitted Use. RP will use DP’s Information only for the Purpose as provided in the Agreement, and any other use must be defined in advance by a separate document executed by the parties. RP may disclose the Information to employees who: 1) have a need to know the Information in order to explore or facilitate the Purpose and 2) have agreed to, or have a duty to, hold such Information in confidence in a manner consistent with the terms of this Agreement.

3.2 Unauthorized Use. No license (express, implied, by estoppel, or otherwise) or intellectual property right is conveyed by this Agreement, except for the limited right to use Information for the Purpose. RP shall protect DP’s Information from unauthorized use, and unauthorized or accidental disclosure, by the exercise of the same degree of care as it employs to protect its own information of a like nature, but not less than reasonable care.

3.3 Governmental Rights. RP understands that DP’s Information may have been developed under a grant or contract from the federal government of the United States or the government of the State of Florida. The federal or state government may be entitled to certain rights in the Information and may also be entitled to exercise certain rights to the Information. DP agrees to provide the RP with further information about any governmental rights as part of the Information if the RP requests this information in writing.

3.4 Export Control. Each party acknowledges that it is subject to and agrees to abide by the United States laws and regulations controlling the export or transfer of information, technical data, software, items, materials, mockups/prototypes, biological materials and other items, (including the Arms Export Control Act (“AECA”), as amended, an enumerated in the International Traffic Anns Regulations (“ITAR”) 22 CFR Parts 123 - 130, and the Export Administration Act (“EAA”) of 1979 enumerated in the Export Administration Regulations (“EAR”) 15 CFR Parts 300 - 799). The transfer of such items and technical data may require a license from the cognizant agency of the U.S. Government or written assurances by Company that it shall not export such items to certain foreign countries and/or foreign persons without prior approval of the cognizant agency. UCF neither represents that a license is or is not required or that, if required, it shall be issued.

4. Term and Termination

4.1 Term. RP will use the Information only during the term of the Agreement, which begins on the Effective Date written above and terminates on April 30, 2017 unless terminated earlier (“Term”). Each party may terminate this Agreement upon thirty (30) days written notice to the other party.

4.2 Non-Disclosure Term. Termination shall not affect RP obligations with respect to Information disclosed under this Agreement, but such obligations shall continue in accordance with this paragraph 4.2. RP agrees that it shall, to the extent permitted by law, keep in confidence and not disclose any part of DP’s information, in any form, to a third party or parties for a three (3) year period beginning on the Effective Date of this Agreement.

4.3 Termination Obligations. Upon termination of this Agreement, the RP will return or destroy all Information provided by DP, together with all copies, other forms of reproduction, or description of the Information made by the RP, except that RP may retain one copy of Information for legal and archival purposes only.

5. Excluded Information

The RP shall not be liable for disclosing DP’s Information to others that is evidenced by written record as:

a) already known to the RP at the time of disclosure;

2

b)  generally available to the public or becomes available to the public through no fault of the RP;

c)  developed independently of and without reference to DP’s Information;

d)  received from a third party who had a legal right to disclose such information without restriction;

e)  disclosed under operation of law, regulation, or in response to a judicial, administrative or legislative order, but the RP shall, to the extent permitted by law, first notify the DP to provide the DP an opportunity to prevent disclosure; or

f)  disclosed by RP with DP’s prior written approval.

6. Correspondence

Addresses of the parties for correspondence concerning this Agreement are:

For Company:	For UCF:
(Name) Barry Cohen	(Name) Ginny Pellam
(Title)	(Title) Sr. Contract Manager
Address:	Address:
1600 S.E. 15th St.	Office of Research and Commercialization
Ft. Lauderdale, FL 33316	12201 Research Parkway, Suite 501 Orlando, FL 32826-3246

This information may be revised by written notice to the other party.

7. Miscellaneous

7.1 Injunctive Relief. RP acknowledges that a breach by it of any of the terms of this Agreement may cause irreparable harm to DP and that damages may be difficult to determine. Accordingly, in the event of a default, DP may be entitled to, in addition to other legal remedies available to the DP, seek injunctive relief restraining RP from any further or continued breach of its obligations hereunder.

7.2. No Warranties. The parties agree that any Information is disclosed “as is” and that any use by RP of that Information will be at the sole risk of RP. DP MAKES NO REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO INFORMATION DISCLOSED UNDER THIS AGREEMENT.

7.3 Governing Law and Venue. This Agreement shall be governed by the laws of the State of Florida, without regard to conflict of law principles and, to the extent applicable, by the laws of the United States. Any dispute between the parties concerning the terms of this Agreement shall be decided in a court of competent jurisdiction located in Orange County, Florida.

7.4 No Assignment. Neither party shall assign this Agreement or any of its rights or obligations hereunder without obtaining prior written consent of the other party.

7.5 Entirety, Amendment, and Severability. This Agreement constitutes the entire agreement of the parties concerning the matters discussed herein. If any of the provisions of this Agreement are determined to be invalid under applicable law, they are, to that extent, deemed omitted. The invalidity of any portion of this Agreement shall not render any other portion invalid. This Agreement may be amended only by a written instrument executed by authorized representatives of the parties.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signature pages delivered by facsimile or electronic mail to this Agreement or any document delivered hereunder shall be binding to the same extent as an original.

In witness thereof, the parties hereby execute this Agreement by their authorized representatives.

ACCEPTED BY:

THE UNIVERSITY OF CENTRAL FLORIDA	(Company) AVRA MEDICAL ROBOTICS INC.
BOARD OF TRUSTEES	(Name) Barry Cohen
(Name) Ginny Pellam	(Title)
(Title) Sr. Contract Manager

/s/ Ginny Pellam		/s/ Barry Cohen
Signature		Signature

DATE:	5/17/14	DATE:	5/17/16

3

Appendix D Intellectual Property Option

Intellectual Property Ownership Transfer1,2,3,4,5.

A.1          Upfront Fee. Company shall pay UCF an up-front fee of forty-three thousand five hundred forty-eight ($43,548). This fee shall be paid in accordance with Article 3, following execution of the Agreement. An additional 20% assignment fee shall be assessed and paid by Company for any executed amendment to this Agreement that increases the funding authorized under this Agreement. All fees paid to UCF are non-refundable, regardless of whether any Intellectual Property results from the SOW or amendments thereto.

In consideration, Company has the right, but not the obligation, to take sole ownership of UCF’s interest in UCF Intellectual Property and Joint Intellectual Property. UCF reserves the right to file a provisional patent application to protect an invention in circumstances where UCF has an expedited need to publish or present results. UCF will promptly disclose new inventions to Company in accordance with Article 9. Company has ninety (90) days from the receipt of the new invention disclosure to request UCF assign ownership to Company.

A.2          In partial consideration for assigning ownership, Company shall reimburse UCF for any patent filing costs incurred by UCF within 30 days of receipt of an invoice from UCF.

A.3         Company agrees to pay UCF a 1% royalty on the net sales of products or processes utilizing UCF Intellectual Property and Joint Intellectual Property in any full calendar year in which annual sales of such products or processes exceed twenty million dollars ($20,000,000).

A.4         UCF retains the right to use UCF Intellectual Property and Joint Intellectual Property for its research and educational purposes, and to grant licenses to other non-profit, or research and educational institutions for the same purpose(s). In the event UCF’s Background Intellectual Property is required by Company in order to practice the rights in UCF Intellectual Property, UCF will negotiate an option or license with Company, to the extent such rights are available. In the event Company’s Background Intellectual Property is required by UCF in order to perform the SOW, Company hereby grants UCF a royalty-free, irrevocable, non-exclusive right and license to use the Company Background Intellectual Property for its teaching, research and educational purposes.

A.5          If Company fails to pay the fee due to UCF within thirty (30) days after submission of invoice, then UCF will have the right to unilaterally modify the Agreement and SOW to change the intellectual property terms to grant Company an option to license UCF Intellectual Property under Appendix D- Section B below. Invoices to Company under this Appendix D - Section A will be sent the address shown in Section 3.

B.          Company shall have the option to negotiate a license for UCF’s Intellectual Property and UCF’s interest in Joint Intellectual Property on commercially reasonable terms, following disclosure of a new invention to UCF’s Office of Technology Transfer. This option shall expire six (6) months after disclosure of the new invention. All negotiations conducted by the parties under this Section B shall be conducted in good faith using reasonable efforts to reach a mutually beneficial arrangement as soon as practical. Determination of the reasonable royalty shall take into consideration the cost, resources, and time to commercially develop and exploit the invention, the contributions of each party, the proprietary position provided, the profit potential, and customary royalties of the industry for similar intellectual property rights. The rights under this provision apply only to Intellectual Property rights specific to a new invention for which Company for which Company does not elect the terms provided in Appendix D, or fails to timely pay the fee associated with such rights granted in Sections A.

Option Notes:

1 Option is not available for research awards or subawards/subcontracts for public service or testing.

2 This fee is calculated based on the entire project budget including standard University overhead fees.

3 If federal funding is used in part to develop the IP, the license will be subject to other terms such as performance milestones required to satisfy federal Bayh-Dole obligations.

4Background property is not included. In the event UCF Background Intellectual Property is required or desired, UCF will negotiate an option or license to the extent such rights are available.

5 If federal funding is used in part to develop the IP, then UCF must retain ownership of the IP as specified by federal statute.

5

THE UNIVERSITY OF CENTRAL FLORIDA BOARD OF TRUSTEES

Office of Research & Commercialization

12201 Research Parkway, Suite 501

Orlando, Florida 32826-3246

Modification to

Research Agreement between

AVRA Medical Robotics, Inc. and

The University of Central Florida Board of Trustees

Effective May 1 2016

Agency:	AVRA Medical Robotics, Inc.
Modification No.:	2

Type of Modification:

☒ Extension of Budget Period	☐ Change in Special Conditions
☐ Change in Budget Categories	☐ Change in Funding Amount
☒ Change in Scope of Work	☒ Other: Update Appendix A & Appendix C

The parties to this Agreement hereby agree to the following revisions. Only the articles, paragraphs and sections referenced below are hereby modified, and all other provisions of the Agreement remain unchanged.

Description:

Article 2. TERM is hereby deleted in its entirety and replaced with the following:

2. TERM

This Agreement is effective for the period beginning May 1, 2016 (“Effective Date”) and shall not extend beyond June 30, 2017 unless extended by written modification of this Agreement.

Appendix A: Scope of Work & Deliverables: the deliverables are hereby deleted and replaced with the following:

The updated SOW is:

I. Tasks to be done by December 2016

1)	Search for the Plug-in software for MATLAB which will accept exported files from SolidWorks
2)	Install and learn how to use the Plug-in
3)	Make necessary changes in the design to make it ready for export
4)	Demonstration of operating 1 joint of the robotic arm using control loop in MATLAB
5)	Demonstration of operating all six joints of the robotic arm using control loop in MATLAB
6)	Include end-effector in the exported file and design the control loop for its functionality
7)	Derive the Forward and Inverse Kinematics of the whole robot
8)	Prepare the D-H table for the robot
9)	Design a Control system in MATLAB to control the robot using data from the D-H table

II. Goals to achieve by June 2017

1)	Integrate sensor modeling into the virtual world (including control, etc)
2)	Create a GUI/user-interface to operate the robot, (a rough example shown below)
3)	Finding a suitable 3D scan of a human subject and importing it into MATLAB
4)	Designing a GUI to generate a pattern on the human body surface
5)	Path planning of the robot end-effector using coordinates of the pattern on the human body
6)	Creating a simulation of the robot cauterizing on a human body.

The following deliverable items are required:

Due Date	Deliverable
August 1, 2016	Quarterly Development Report

November 1, 2016	Quarterly Development Report

February 1, 2017	Quarterly Development Report

June 30,2017	Final Report

Appendix C: Confidential Disclosure Agreement

Appendix C: Confidential Disclosure Agreement is hereby updated to include the attached modification:

Acceptance and Agreement:

The above referenced modifications are hereby incorporated into the Agreement. All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the 6th day of December 2016.

AVRA Medical Robotics, Inc.	The University of Central Florida Board of Trustees

/s/ Barry F. Cohen	/s/ Arlisia Potter
(Signature-Authorized Official)	(Signature-Authorized Official)

Barry F. Cohen CEO	Arlisia Potter, Team Manager
(Typed Name and Title)	(Typed Name and Title)

Approved as to Form and Legality
, 11-9-16

CONFIDENTIAL DISCLOSURE AGREEMENT

MODIFICATION NO. 1

The Confidential Disclosure Agreement (hereinafter, “Agreement”) effective May 13, 2016 between The University of Central Florida Board of Trustees (UCF) and AVRA Medical Robotics, Inc. (“Company”), (collectively, “The Parties” and individually as a “Party”) is hereby modified as follows:

DESCRIPTION:

Article 4.1 Term is hereby deleted and replaced with the following:

41 Term. RP will use the Information only during the term of the Agreement, which begins on the Effective Date written above and terminates on June 30.2017 unless terminated earlier (“Term”). Each party may terminate this Agreement upon thirty (30) days written notice to the other party.

Acceptance and Agreement:

The above-referenced Confidential Disclosure Agreement Modification is hereby incorporated into the Agreement. All other terms and condition of the Agreement remain unchanged.

AVRA Medical Robotics, Inc.	The University of Central Florida Board of Trustees

/s/ Barry F. Cohen	/s/ Arlisia Potter
(Signature-Authorized Official)	(Signature-Authorized Official)

Barry F. Cohen	Arlisia Potter
(Typed Name)	(Typed Name)

CEO	Team Manager
(Typed Title)	(Typed Title)

Dec. 6, 2016	11/9/16
Date	Date

Approved as to Form and Legality
, 11-9-16

THE UNIVERSITY OF CENTRAL FLORIDA BOARD OF TRUSTEES

Office of Research & Commercialization

12201 Research Parkway, Suite 501

Orlando, Florida 32826-3246

Modification to

Research Agreement between

AVRA Medical Robotics, Inc. and

The University of Central Florida Board of Trustees

Effective May 1 2016

Agency:	AVRA Medical Robotics, Inc.
Modification No.:	3

Type of Modification:

☐ Extension of Budget Period	☐ Change in Special Conditions
☐ Change in Budget Categories	☒ Change in Funding Amount
☒ Change in Appendix B	☒ Other: Update Appendix A & Appendix D

The parties to this Agreement hereby agree to the following revisions. Only the articles, paragraphs and sections referenced below are hereby modified, and all other provisions of the Agreement remain unchanged.

Description:

Article 3 is hereby deleted in its entirety and replaced with the following:

This is a fixed price Agreement in the amount of $193,967 U.S. for the project and $49,680 for the assignment of intellectual property rights as outlined in Article 9 and Appendix D for a total of $243,647 (the “Fixed Price”) and shall not be modified unless agreed upon by both Parties in writing Serially numbered invoices along with deliverables shall be sent in accordance with Appendix A and the Payment Schedule below.

Invoices shall be submitted to:
Name: Barry Cohen
Address: AVRA Medical Robotics, Inc.
Address: 1600 S.E 15th Street
City, State Zip: Ft. Lauderdale, FL 33316
Email: Bcohen@avramedical.com

Upon receipt of invoice(s), payment shall be made to the University of Central Florida and remitted to the following address:

University of Central Florida
Contracts & Grants Payment
PO Box 160118
Orlando, FL 32816-0118

PAYMENT SCHEDULE

Payment Due Date	Amount	Deliverable
30 Days upon receipt	$43,548	Invoice for IP assignment
30 Days upon receipt	$40,827	Invoice for payment
08/1/2016	$40,827	Quarterly Development Report
1/15/2017	$30,660	Invoice for Payment
1/15/2017	$6,132	Invoice for IP assignment
11/1/2016	$40,827	Quarterly In-Person Progress Meeting
02/1/2017	$40,826	Quarterly In-Person Progress Meeting
TOTAL	$243,647

Appendix A: Scope of Work & Deliverables: the deliverables are hereby deleted and replaced with the following:

The following deliverable items are required:

Due Date	Deliverable
August 1, 2016	Quarterly Development Report- submitted 8/12/2016

November 1, 2016	Quarterly Development Report - submitted 11/11/2016

February 1, 2017	Quarterly In-Person Progress Meeting

May 1, 2017	Quarterly In-Person Progress Meeting

June 30, 2017	Final Report

APPENDIX B: PROGRAM BUDGET

Appendix B is hereby updated to include the following budget (including IP Assignment fee)

Sponsor	AVRA
Title:	An Intelligent Medical Robotic Device
Project Dates:	5/01/2016 - 6/30/2017

Year 1-Mod 2
A. Senior Personnel
Zhihua Qu - PI	$-

Total Senior Personnel	$-

B. Other Personnel
0 Post Doctral Associates	$-
0 Other Professionals (Technicians)	$-
1 Graduate Students, PhD	$-
0 Graduate Students, Masters	$-
0 Undergraduate Students	$-
0 Other	$-
Total Other Personnel	$-

Total Salaries and Wages (A-B)	$-

C. Fringe Benefits
Faculty @ 28.95%	$-
Post Doc @ 48.35%, 34.35%, 24.35% *	$-
OPS @ 2.25%, 48.25%, 34.25%, 24.25% **	$-
Students @ 0.65%, 54.30% ***	$-
Total Fringe Benefits	$-

Total Salaries, Wages and Fringe Benefits	$-

D. Equipment
See Equipment Tab
Total Equipment	$-

E. Travel
Domestic (See Travel Tab)	$-
Foreign (See Travel Tab)
Total Travel	$-

F. Participant Support Costs
Stipends	$-
Travel	$-
Subsistence	$-
Other	$-
Total Participant Support Costs (0)	$-

G. Other Direct Costs
Material and Supplies (See Supplies Tab)	$13,000
Publication Costs/Documentation
Consultant Services - Dr. Pollak
Software	$8,000
Subcontract - NONE	$-
1 Tuition
Total Other Costs	$21,000

Total Direct Costs	$21,000
Indirect Costs, Rate 46%, MTDC	$9,660
Total Direct and indirect Costs	$30,660
IP cost	$6,132
Grand	$36,792

Base	$21,000

*Based on base salary.

**Based on base salary & number of hours.

***Based on number of hours.

Description	Qty.	Price each	Total cost	Year
Computer System	3	2000	6000	1
HDMI Display	3	1333.33	4000	1
Microsoft Surface	2	1500	3000	1
Item 4	0	100	0	1
Item 5	0	100	0	1
			0
			0
Total			13000

APPENDIX D Intellectual Property Option

The first sentence of Section A. 1 Upfront Fee is hereby deleted and replaced with the following: “Company shall pay UCF an up-front fee of forty-nine thousand six hundred eighty ($49,680).”

Acceptance and Agreement;

The above referenced modifications are hereby incorporated into the Agreement. All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the 23rd day of December, 2016.

AVRA Medical Robotics, Inc.	The University of Central Florida Board of Trustees

/s/ Arlisia Potter
(Signature-Authorized Official)	(Signature-Authorized Official)

Arlisia Potter, Team Manager
(Typed Name and Title)	(Typed Name and Title)

Legal Content Approved
, 12/22/2016